Exhibit 4(a)(32)



                      THIRTY-FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 1, 1996

                         TUCSON ELECTRIC POWER COMPANY


                                       to


                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                                   AS TRUSTEE

                 Creating a New Issue of First Mortgage Bonds,
                           Pollution Control Series I





            Supplemental to Indenture dated as of April 1, 1941, of
                The Tucson Gas, Electric Light and Power Company
                (predecessor to Tucson Electric Power Company),
                     to The Chase National Bank of the City
                  of New York, as Trustee (predecessor to The
                  Chase Manhattan Bank (National Association))



     THIRTY-FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 1996 made by and between TUCSON ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Arizona (the "Company"), having its principal place of business at 220 West Sixth Street, in the City of Tucson, Arizona, party of the first part, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association existing under the laws of the United States of America (the "Trustee"), having its principal corporate trust office at 4 Chase MetroTech Center, Brooklyn, N.Y., as Trustee, party of the second part.

     WHEREAS, The Tucson Gas, Electric Light and Power Company, predecessor of the Company and herein called the "Predecessor Company", heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee (the "Predecessor Trustee"), its Indenture, dated as of April 1, 1941 (the "Original Indenture") to secure its First Mortgage Bonds, issuable in series; and

     WHEREAS, on March 31, 1955 The Chase National Bank of the City of New York was merged into President and Directors of the Manhattan Company under the name of The Chase Manhattan Bank, and The Chase Manhattan Bank became the successor trustee under the Original Indenture, as supplemented and amended; and

     WHEREAS, on February 20, 1964 the Predecessor Company was merged with and into the Company and the Company assumed and agreed to pay the principal of and premium, if any, and interest on all bonds then issued and outstanding under the Indenture, also agreeing to perform and fulfill all the covenants and conditions of the Indenture binding upon the Predecessor Company, and also agreeing that the Company succeed and be substituted for the Predecessor Company under the Indenture; and

     WHEREAS, The Chase Manhattan Bank is now The Chase Manhattan Bank (National Association), and the continuity of the business of The Chase Manhattan Bank including its business of acting as corporate trustee, and its corporate existence, have not been affected, so that The Chase Manhattan Bank (National Association) is vested with all the trusts, powers, discretions, immunities, privileges and all other matters as were vested in the Predecessor Trustee under the Indenture, with like effect as if originally named as trustee therein; and

    WHEREAS, the Company (or the Predecessor Company) has heretofore executed and delivered to the Trustee (or the Predecessor Trustee) the Original Indenture and indentures supplemental thereto, and has issued the series of bonds, set forth below:




{PRIVATE }    Indenture or         Date            Series of Bonds        Principal           Principal
              Supplemental                                                  Amount             Amount
               Indenture                                                    Issued           Outstanding

            Original           Apr. 1, 1941     31/2% Series due 1966     $  3,500,000          None
          1 First              Oct. 1, 1946              None                     None          None
            Second             Oct. 1, 1947     31/8% Series due 1977          750,000          None
    2, 4, 5 Third              Apr. 1, 1949     31/8% Series due 1979        3,500,000          None
       4, 5 Fourth             Dec. 1, 1952     35/8% Series due 1982        5,000,000          None
       4, 5 Fifth              Jan. 1, 1955     31/4% Series due 1985        3,500,000          None
       4, 5 Sixth              Jan. 1, 1958     45/8% Series due 1988        7,500,000          None
    1, 4, 5 Seventh            Nov. 1, 1959     53/8% Series due 1989        7,500,000          None
    1, 4, 5 Eighth             Nov. 1, 1961     4.70% Series due 1991       10,000,000          None
          6 Ninth              Feb. 20, 1964             None                     None          None
    1, 4, 5 Tenth              Feb. 1, 1965     4.55% Series due 1995       16,000,000          None
    1, 4, 5 Eleventh           Feb. 1, 1966     47/8% Series due 1996       10,000,000          None
 2, 3, 4, 5 Twelfth            Nov. 1, 1969     81/2% Series due 1999       15,000,000       15,000,000
          2 Thirteenth         Jan. 20, 1970             None                     None          None
    2, 4, 5 Fourteenth         Sept. 1, 1971    81/8% Series due 2001       25,000,000       25,000,000
       4, 5 Fifteenth          Mar. 1, 1972     7.55% Series due 2002       25,000,000       25,000,000
       4, 5 Sixteenth           May 1, 1973     7.65% Series due 2003       40,000,000       40,000,000
    1, 4, 5 Seventeenth        Nov. 1, 1975     101/2% Series due 2005      50,000,000          None
          1 Eighteenth         Nov. 1, 1975     Poll. Control Series A      15,700,000       14,700,000
            Nineteenth         July 1, 1976     Poll. Control Series B      25,000,000       25,000,000
    1, 2, 4 Twentieth          Oct. 1, 1977     81/2% Series due 2009       60,000,000       60,000,000
            Twenty-First       Nov. 1, 1977     Poll. Control Series C      32,500,000       32,500,000
            Twenty-Second      Jan. 1, 1978     Poll. Control Series D      40,000,000       40,000,000
            Twenty-Third        July, 1980      Poll. Control Series E      16,300,000          None
            Twenty-Fourth      Oct. 1, 1980     Poll. Control Series F     100,000,000          None
          2 Twenty-Fifth       Apr. 1, 1981     Ind. Develop. Series A     126,000,000          None
          1 Twenty-Sixth       Apr. 1, 1981     Ind. Develop. Series B     163,000,000          None
       1, 2 Twenty-Seventh     Oct. 1, 1981     Poll. Control Series G     100,000,000       100,000,000
          7 Twenty-Eight       June 1, 1990     12.22% Series due 2000      96,000,000       78,750,000
            Twenty-Ninth       Dec. 1, 1992     Poll. Control Series H       3,561,644        3,561,644
            Thirtieth          Dec. 1, 1992     Ind. Develop. Series C   20,722,222.22      20,722,222.22


-----------------------------------------

    1    Contains amendatory provisions relating to specific series.
    2    Contains general amendatory provisions.
    3 Contains general amendatory provisions required by the Trust Indenture Act of 1939, as amended.
    4    Incorporates covenant regarding replacement reserve (Section 9,
         Article IV, of Original Indenture).
    5 Contains (or incorporates) covenant regarding distributions on and acquisitions of stock (Article V of Third Supplemental Indenture).
    6    Contains assumption provisions.
    7 Contains modified covenant regarding distributions on and acquisitions of stock and negative covenants regarding liens, businesses other than the Utility Business and Investments.



(the Original Indenture, the Supplemental Indentures listed above and this Supplemental Indenture being herein collectively referred to as the "Indenture"); and

     WHEREAS, the Predecessor Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

     WHEREAS, the Company and the Coconino County, Arizona Pollution Control Corporation, a political subdivision of the State of Arizona created and existing under and by virtue of the Constitution and laws of the State of Arizona (the "Pollution Control Corporation"), have heretofore entered into the Loan Agreement, dated as of May 1, 1996 (the "Loan Agreement"), pursuant to which the proceeds from the issuance and sale by the Pollution Control Corporation of its Pollution Control Revenue Bonds, 1996 Series A (Tucson Electric Power Company Project) in the aggregate principal amount of $16,700,000 (said bonds being hereinafter called the "Pollution Control Bonds"), in accordance with the Indenture of Trust, dated as of May 1, 1996, between the Pollution Control Corporation and First Trust of New York, National Association, as trustee (the "Pollution Control Trustee") (said Indenture of Trust being hereinafter called the "Pollution Control Indenture"), are to be loaned to the Company from time to time for the purpose of financing a portion of the Company's share of the costs of constructing certain pollution control facilities as described in Exhibit A to the Loan Agreement; and

     WHEREAS, pursuant to the Reimbursement Agreement, dated as of May 1, 1996, between the Company and Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), the Bank has agreed to issue to the Pollution Control Trustee its letter of credit in the stated amount of $18,347,124 (the "Stated Amount"), said letter of credit being hereinafter called the "Letter of Credit"; and

     WHEREAS, upon such delivery the Pollution Control Trustee will be required under the Pollution Control Indenture to draw moneys on the Letter of Credit in accordance with the provisions thereof to the extent necessary to make timely payments of principal of and interest on the Pollution Control Bonds and to make timely payments of the portions of the purchase price of Pollution Control Bonds which have been delivered for purchase corresponding to the principal amount thereof and to the interest accrued thereon, $16,700,000 of the Stated Amount of the Letter of Credit to be available for the payment of principal, or the portion of purchase price corresponding to principal, of the Pollution Control Bonds and $1,647,124 of the Stated Amount of the Letter of Credit to be available for the payment of interest, or the portion of purchase price corresponding to interest, accrued on the Pollution Control Bonds; and

     WHEREAS, in consideration of the commitment of the Bank to issue and deliver the Letter of Credit as aforesaid, the Company proposes to create a new series of First Mortgage Bonds, to be designated First Mortgage Bonds, Pollution Control Series I, in the aggregate principal amount of $18,347,124 (said bonds being hereinafter called the "Series I Bonds") and to issue and deliver the Series I Bonds to the Bank, pursuant to the Bond Delivery Agreement, dated as of May 1, 1996 (the "Bond Delivery Agreement"), between the Company and the Bank, in order to provide collateral security for the obligation of the Company under the Reimbursement Agreement (i) to reimburse all amounts paid by the Bank upon drawings by the Pollution Control Trustee on the Letter of Credit (such obligations to reimburse, without interest thereon, being hereinafter called the "Reimbursement Obligations"), (ii) to pay interest on the Reimbursement Obligations (including, without limitation, interest accruing after the date any Reimbursement Obligation is due and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) as provided in the Reimbursement Agreement and (iii) to pay all other obligations and liabilities to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Reimbursement Agreement, whether on account of the Reimbursement Obligations and interest thereon or fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Bank that are required to be paid by the Company pursuant to the terms of the Reimbursement Agreement) or otherwise, but only to the extent that the foregoing are attributable to the Letter of Credit (the Reimbursement Obligations, interest on the Reimbursement Obligations as described in clause
(ii) above and all obligations described in clause (iii) above being hereinafter, collectively, referred to as the "Obligations"); and

     WHEREAS, the Company pursuant to the provisions of the Original Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Series I Bonds and of specifying the form, provisions and particulars thereof as in said Original Indenture provided or permitted and of giving to the Series I Bonds the protection and security of the Indenture, and of further conforming the lien of the Indenture; and

     WHEREAS, the text of the Series I Bonds is to be substantially in the form set forth on Exhibit A to this Supplemental Indenture; and

     WHEREAS, all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers necessary to make the Series I Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid, binding and legal indenture supplemental to the Original Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Tucson Electric Power Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest and premium, if any, on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and to further secure the performance and observance of all the covenants and conditions contained in said bonds and in the Indenture (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of the bonds of any series or the income derived therefrom, for which the holders of the bonds shall look only to the Company and not to the property hereby mortgaged or pledged), has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Trustee, and its successor or successors in trust and its assigns forever, with the same force and effect as though specifically described in the granting clauses of the Original Indenture, and subject to the same reservations, exceptions, limitations, restrictions, servitudes, easements, rights, privileges and prior liens as referred to in said granting clauses and to "permitted encumbrances" (as defined in the Original Indenture) and to the provisions of Article XI of the Original Indenture, the properties described in Exhibit B to this Supplemental Indenture and all and singular the premises, property, assets, rights and franchises of the Company (except as in the Original Indenture expressly excepted), whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated, including, among other things (but reference to or enumeration of any particular kinds, classes or items or property shall not be deemed to exclude from the operation and effect of the Indenture any kind, class or item not so referred to or enumerated), all right, title and interest of the Company in and to all plants for the generation of electricity by water, steam and/or other power; all power houses, gas plants, gas holders, substations, transmission lines, distributing systems; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, and chattels; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, or gas, including towers, poles, wires, cables, pipes, conduits, street lighting systems and all apparatus for use in connection therewith; all real estate, lands, leaseholds; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described; it being the intention of the parties that all property of every kind, real, personal or mixed, other than excepted property, which may be acquired by the Company after the date hereof, shall, immediately upon the acquisition thereof by the Company, to the extent of such acquisition, and without any further conveyance or assignment, become and be subject to the direct lien of the Indenture as fully and completely as though now owned by the Company and specifically described in the Indenture.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid premises, property, assets, rights and franchises or any part thereof, with the reversion and reversions, remainder and remainders, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, assets, rights and franchises and every part and parcel thereof.



     And the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as follows:



                                 ARTICLE I

                   CREATION AND DESCRIPTION OF SERIES I BONDS

     SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, Pollution Control Series I. The Series I Bonds shall be limited to an aggregate principal amount of $18,347,124, excluding any Series I Bonds which may be authenticated in exchange for or in lieu of or in substitution for other Series I Bonds pursuant to any provisions of the Original Indenture or of this Supplemental Indenture. The Series I Bonds shall be substantially in the form set forth on Exhibit A to this Supplemental Indenture.

     All Series I Bonds shall mature May 1, 1999, and shall bear interest at the rate of 12% per annum, payable quarterly on March 31, June 30, September 30 and December 31 in each year, the beginning of the first interest period being the date of the issuance and delivery of the Letter of Credit to the Pollution Control Trustee. Interest on the Series I Bonds shall be computed and paid on the basis of the actual number of days elapsed during the period for which payment is made over a year of 365 or 366 days, as the case may be. The principal of the Series I Bonds and the interest payable thereon at maturity shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of Tucson, Arizona, upon presentation thereof. Interest payable on the Series I Bonds prior to maturity shall be paid by the Company directly to the holders thereof. The principal of and interest on the Series I Bonds shall be payable in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     The obligation of the Company to pay interest on the Series I Bonds on any interest payment date prior to the maturity thereof (a) shall be deemed to have been satisfied and discharged in full in the event that all Obligations then due shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Series I Bonds).

     The obligation of the Company to pay the principal of and accrued interest on the Series I Bonds at or after the stated maturity thereof, or upon or after the acceleration of the maturity thereof pursuant to Section 3 of Article VIII of the Original Indenture, (c) shall be deemed to have been satisfied and discharged in full in the event that all Obligations then due shall have been paid and the Letter of Credit shall have expired or been terminated in accordance with the terms thereof or (d) shall be deemed to remain unsatisfied in an amount equal to the amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Series I Bonds).

     Anything in the Reimbursement Agreement or this Supplemental Indenture to the contrary notwithstanding, to the extent that the amount of any payment due in respect of the principal of or interest on the Series I Bonds is to be determined by reference to the amount due in respect of the Obligations and remaining unpaid, the amount due in respect of the Obligations shall be deemed to be the amount, if any, remaining after any application of redemption proceeds of Series I Bonds to the payment thereof pursuant to clause (i), (ii) or (iii) of subsection (a) of Section 1.3 of the Bond Delivery Agreement.

     The Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Series I Bonds as the same shall become due and payable, whether at maturity, upon redemption or otherwise, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Bank, signed by an authorized officer thereof, stating that the principal of or interest on the Series I Bonds, as the case may be, has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

     The Series I Bonds shall be dated as provided in Section 4 of Article II of the Original Indenture and shall be issued in fully registered form only, in denominations of $1,000 and any amount in excess thereof.

     The Series I Bonds shall be issued and delivered to the Bank in order to provide collateral security for the obligations of the Company under the Reimbursement Agreement to pay the Obligations as contemplated herein. The Series I Bonds shall be registered in the name of the Bank and shall be owned and held by the Bank, subject to the provisions of the Bond Delivery Agreement, and the Company shall have no interest therein. The Series I Bonds shall be non-transferable.

     The Series I Bonds shall be registrable and exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in the manner and upon the terms set forth in Section 5 of Article II of the Original Indenture, without payment of any charge.

     SECTION 2. The Series I Bonds may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.



                                  ARTICLE II

                         REDEMPTION OF THE SERIES I BONDS

     SECTION 1. If (a) an Event of Default under the Reimbursement Agreement shall have occurred and be continuing, (b) the Pollution Control Corporation shall be obligated to redeem the Pollution Control Bonds pursuant to Section 3.01(f) of the Pollution Control Indenture, (c) the Pollution Control Trustee shall have made a drawing or drawings on the Letter of Credit, in accordance with the terms thereof, for the payment of the redemption price of the Pollution Control Bonds and (d) the Bank shall have paid the amount or amounts so drawn, then all Series I Bonds shall be redeemed by the Company on the date of such payment, at the principal amount thereof plus accrued interest to the redemption date.

     SECTION 2. In the event that all or substantially all of the electric utility properties of the Company at the time subject to the lien of the Indenture shall be sold, taken by eminent domain or otherwise disposed of, as an entirety or substantially as an entirety, and shall be released from the lien of the Indenture, the entire award or other cash proceeds of such sale, taking or other disposition, together with any other Available Moneys (as defined in Section 11 of Article VII of the Original Indenture), if any, then held by the Trustee, shall, to the extent and in the manner provided in Section 11 of
Article VII of the Original Indenture, be applied to the pro rata payment or redemption of the bonds of all series then outstanding under the Indenture, all as more fully provided in the Original Indenture. In the event of any such sale or taking and release, the redemption price of the Series I Bonds shall be the principal amount thereof plus accrued interest to the redemption date and plus an amount equal to all interest which (but for such redemption) would have accrued from the redemption date until the stated maturity date of the Series I Bonds to be redeemed. The proceeds of any such redemption shall be held by the Bank and applied in accordance with the terms of the Bond Delivery Agreement.

     SECTION 3. All of the provisions of Article V of the Original Indenture, other than Sections 2 and 3 thereof, shall be applicable to the redemption of the Series I Bonds (except that, in connection with a redemption of Series I Bonds pursuant to Section 1 of this Article, no notice of redemption shall be required to be given); and in the event that any redemption of the Series I Bonds is required to be effected by the provisions of Section 11 of Article VII of the Original Indenture, the "Available Moneys", as therein defined, apportioned to the Series I Bonds (which apportionment shall be made after giving effect to the provisions of Article I of this Supplemental Indenture) shall be applied by the Trustee to the payment of the redemption price thereof, or if such apportioned Available Moneys are insufficient for such full payment, then, upon notice similar to that provided in the fourth paragraph of said
Section 11 in respect of the bonds referred to therein, to the payment of the redemption price to the extent that such moneys shall suffice, pro rata, as nearly as may be conveniently practicable, upon presentation and stamping in a manner similar to that provided by Section 11 of Article VII of the Original Indenture for the bonds referred to therein and the coupons appurtenant thereto. Until the full amount then due and owing on all Series I Bonds shall have been paid, no such partial payment shall discharge the obligation of the Company on the Series I Bonds, except to the extent of such partial payment; and the balance of principal, if any, remaining after such payment shall thereafter constitute the unpaid obligation of the Company upon the Series I Bonds.

     SECTION 4. The holder of each and every Series I Bond issued hereunder hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article II.

                                 ARTICLE III

                                 THE TRUSTEE

     The Trustee hereby accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture as modified and amended and in this Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or of the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XII of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.


                                      ARTICLE IV

                                MISCELLANEOUS PROVISIONS

     SECTION 1. Subject to the variations contained in Section 3 of Article II of this Supplemental Indenture, the Original Indenture, as heretofore modified, amended and supplemented, is in all respect ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereinafter issued under the Indenture. All terms defined in Article I of the Original Indenture, as heretofore supplemented and amended, shall, for all purposes of the Supplemental Indenture, have the meanings in said Article I specified, unless the context otherwise requires.

     SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in The City of New York are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day that is not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.

     SECTION 3. This Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, TUCSON ELECTRIC POWER COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, and its corporate seal to be hereunto affixed and attached by one of its Assistant Secretaries for and in its behalf; and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries, for and in its behalf, all as of the day and year first above written.


                                              TUCSON ELECTRIC POWER COMPANY


Attest:                                By:
        Assistant Secretary                      Vice President


Signed, sealed and delivered
by Tucson Electric Power
Company in the presence of:



                                           THE CHASE MANHATTAN BANK
                                           (National Association), as Trustee


Attest:                                  By:
       Assistant Secretary                     Vice President


Signed, sealed and delivered
by The Chase Manhattan Bank
National Association)
in the presence of:





STATE OF ARIZONA    )
                    ): ss.:
COUNTY OF PIMA      )

     On this 26 day of April, 1996, before me, the undersigned
officer, personally appeared            , who acknowledged him/herself
to be a Vice President and duly authorized agent of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, and that s/he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by him/herself as a Vice President.

     The foregoing instrument was also acknowledged before me by said
                , a Vice President of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          Notary Public

                                          My commission expires:

STATE OF NEW YORK   )
                    ): ss.:
COUNTY OF NEW YORK  )

     On this 25 day of April, 1996, before me, the undersigned
officer, personally appeared                            , who acknowledged
him/herself to be a Vice President and duly authorized agent of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a corporation, and that s/he, as such Vice President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by him/herself as a Vice President.

     The foregoing instrument was also acknowledged before me by said
                 , a Vice President of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a corporation, on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                          Notary Public

                                          My commission expires:




                                                                     EXHIBIT A


                             [Form of Bond]
                       This bond is non-transferable.


No.                                                      $
    -----------                                            ----------------

                          TUCSON ELECTRIC POWER COMPANY

                   FIRST MORTGAGE BOND, POLLUTION CONTROL SERIES I

                                   DUE       ,1999

     TUCSON ELECTRIC POWER COMPANY, a corporation of the State of Arizona (hereinafter sometimes called the Company), for value received, promises to pay to CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, the principal sum of


                                                                         DOLLARS
on          , in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of Tucson, Arizona, upon presentation hereof, and quarterly, on March 31, June 30, September 30 and December 31 in each year, to pay interest (computed on the basis of the actual number of days elapsed during the period for which payment is made over a year of 365 or 366 days, as the case may be) thereon in like coin or currency at the rate of 12% per annum, from the quarterly interest payment date next preceding the date of this bond (unless this bond be dated on an interest payment date, in which case from the date hereof; or unless this bond be dated prior to the first interest payment date in respect hereof, in which case from the beginning of the first interest period for bonds of this series), until the Company's obligation with respect to such principal sum shall be discharged.

     This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain mortgage and deed of trust (which, together with all indentures supplemental thereto, including the Thirty-First Supplemental Indenture, dated as of May 1, 1996, is hereinafter called the "Indenture"), dated as of April 1, 1941, made by The Tucson Gas, Electric Light and Power Company (Tucson Electric Power Company, successor by merger) to the Chase National Bank of the City of New York (The Chase Manhattan Bank, successor by merger), now The Chase Manhattan Bank (National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security provided by the Indenture, the rights and limitations of rights of the Company, the Trustee and the holders of said bonds with respect to the security provided by the Indenture, the powers, duties and immunities of the Trustee, the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued, to all of which provisions the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and the rights of the holders of said bonds may be changed and modified, with the consent of the Company, by the affirmative vote of the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture), or by the affirmative vote of the holders of at least 75% in aggregate principal amount of the bonds of any one or more series then outstanding and entitled to vote and affected by such modification or alteration in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, or in either case by the written consent of the holders of such percentage of bonds; provided, that without the consent of the holder hereof no such modification or alteration shall be made which will permit the extension of the time of payment of the principal of or the interest on this bond or a reduction in the principal amount hereof or rate of interest hereon or any other modification of the terms of payment of such principal or interest or will deprive the holder of any lien provided by the Indenture upon the mortgaged property or reduce the percentage of bonds required for the aforesaid action under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after July 31, 1976 (including this series) so as to change 75% in the foregoing sentence to 60%. This bond is one of a series of bonds designated as the First Mortgage Bonds, Pollution Control Series I, due May 1, 1999, of the Company.

     The Company has issued and delivered the bonds of this series to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), in order to provide collateral security for the obligation of the Company under the Reimbursement Agreement, dated as of May 1, 1996 (the "Reimbursement Agreement"), to pay the Obligations (as defined in the aforesaid Thirty-First Supplemental Indenture, dated as of May 1, 1996 (the "Thirty-First Supplemental Indenture")).

     The obligation of the Company to pay interest on the bonds of this series on any interest payment date prior to the maturity thereof (a) shall be deemed to have been satisfied and discharged in full in the event that all Obligations then due shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the amount then due in respect of the Obligations and remaining unpaid (not in excess, however, or the amount otherwise then due in respect of interest on the bonds of this series).

     The obligation of the Company to pay the principal of and accrued interest on the bonds of this series at the stated maturity thereof, or upon the acceleration of the maturity thereof pursuant to Section 3 of Article VIII of the Original Indenture, (c) shall be deemed to have been satisfied and discharged in full in the event that all Obligations then due shall have been paid and the Letter of Credit (as defined in the Thirty-First Supplemental Indenture) shall have expired or been terminated in accordance with the terms thereof or (d) shall be deemed to remain unsatisfied in an amount equal to the amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect principal of and accrued interest on the Series I Bonds).

     Anything in the Reimbursement Agreement or this bond to the contrary notwithstanding, to the extent that the amount of any payment due in respect of the principal of or interest on the bonds of this series is to be determined by reference to the amount due in respect of the Obligations and remaining unpaid, the amount due in respect of the Obligations shall be deemed to be the amount, if any, remaining after any application of redemption proceeds of bonds of this series to the payment thereof pursuant to clause (i), (ii) or (iii) of subsection (a) of Section 1.3 of the Bond Delivery Agreement, dated as of May 1, 1996, between the Company and the Bank.

     If (a) an Event of Default under the Reimbursement Agreement shall have occurred and be continuing, (b) the Pollution Control Corporation (as defined in the Thirty-First Supplemental Indenture) shall be obligated to redeem the Pollution Control Bonds (as so defined) pursuant to Section 3.01(f) of the Pollution Control Indenture, (c) the Pollution Control Trustee (as so defined) shall have made a drawing or drawings on the Letter of Credit (as so defined), in accordance with the terms thereof, for the payment of the redemption price of the Pollution Control Bonds and (d) the Bank shall have paid the amount or amounts so drawn, then all bonds of this series shall be redeemed by the Company on the date of such payment, at the principal amount hereof plus accrued interest to the redemption date.

     In the event that all or substantially all of the electric utility properties of the Company at the time subject to the lien of the Indenture shall be sold, taken by eminent domain or otherwise disposed of, as an entirety or substantially as an entirety, and shall be released from the lien of the Indenture, the entire award or other cash proceeds of such sale, taking or other disposition, together with certain moneys, if any, then held by the Trustee, shall, to the extent and in the manner provided by the Indenture, be applied to the pro rata payment or redemption of bonds of all series then outstanding under the Indenture, all as more fully provided therein, and this bond shall, in such event, become subject to such redemption or payment. In the event of any such sale of taking and release, the redemption price of this bond shall be the principal amount hereof plus accrued interest to the redemption date and plus an amount equal to all interest which (but for such redemption) would have accrued from the redemption date until the stated maturity date of this bond.

     If this bond or any portion hereof shall be called for redemption and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue on this bond or such portion hereof from and after the date for redemption fixed in the notice thereof.

     The principal of this bond and the interest accrued hereon may become or be declared due and payable before the stated maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein provided.

     This bond is non-transferable except as required to effect transfer to any successor Bank under the Reimbursement Agreement, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and upon any such transfer a new bond of this series, for the same aggregate principal amount and having the same maturity date, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more bonds of this series of the same aggregate principal amount and having the same maturity date and interest rate, all as provided in the Indenture.

     No recourse shall be had for the payment of the principal of, or premium, if any, or interest on this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders); all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise waived and released by the terms of the Indenture under which this bond is issued, as more fully provided in said Indenture.

     This bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by The Chase Manhattan Bank (National Association), or its successor, as Trustee under said Indenture.



      IN WITNESS WHEREOF, the Company has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                    Dated


                    TUCSON ELECTRIC POWER COMPANY

                    By:



Attest:







               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                    THE CHASE MANHATTAN BANK
                    (National Association), as Trustee

                    By:



                                                                 EXHIBIT B


The South Half of Section 27 and the North Half of Section 34,
Township 11 North, Range 30 East of the Gila and Salt River Base and Meridian, Apache County, Arizona.

The Southeast Half of the North Half (SE2N2) and the South Half
(S2) of Section 28, Township 11 North, Range 30 East, Gila and
Salt River Base and Meridian, Apache County, Arizona.

The North Half (N2) of Section 33, Township 11 North, Range 30
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

The North Half (N2) of Section 27, Township 11 North, Range 30
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

The Southwest Quarter (SW4) of Section 20, Township 11 North,
Range 30 East, Gila and Salt River Base and Meridian, Apache
County, Arizona.

Lots 1, 2, 3, 4 and the East Half of the West Half (E2W2) and the
East Half (E2) of Section 19, Township 11 North, Range 30 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

All of Section 29, Township 11 North, Range 30 East, Gila and
Salt River Base and Meridian, Apache County, Arizona.

Lots 1 and 2 and the East Half of the Northwest Quarter (E2NW4) and the Northeast Quarter (NE4) of Section 30, Township 11 North,
Range 30 East, Gila and Salt River Base and Meridian, Apache
County, Arizona.

Lots 3 and 4 and the East Half of the Southwest Quarter (E2SW4) and the Southeast Quarter (SE4) of Section 31, Township 11 North,
Range 30 East, Gila and Salt River Base and Meridian, Apache
County, Arizona.

The Northeast Quarter (NE4) and the South Half (S2) of Section
32, Township 11 North, Range 30 East, Gila and Salt River Base and Meridian, Apache County, Arizona.

The North Half (N2) of Section 33, Township 11 North, Range 30
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

Lots 3 and 4 and the East Half of the Southwest Quarter (E2SW4) of Section 7, Township 10 North, Range 30 East, Gila and Salt
River Base and Meridian, Apache County, Arizona.

Lots 1, 2, 3, 4 and the East Half of the West Half (E2W2) and the
East Half (E2) of Section 18, Township 10 North, Range 30 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

Lots 1, 2, 3, 4 and the East Half of the West Half (E2W2) and the
East half (E2) of Section 19, Township 10 North, Range 30 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

The South Half (S2) of Section 13, Township 11 North, Range 29
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

The North Half (N2) and the Southeast Quarter (SE4) of Section
24, Township 11 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona.

That portion of the South Half of the South Half (S2S2) of
Section 26, Township 11 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona, described as follows:
Beginning at the Southwest Corner of said Section 26, thence North along the West line of said Section 1000.0 feet to a point; thence East 1050.0 feet to a point; thence S51d30E, 1200.0 feet to a point; thence N71d30E, 1300.0 feet to a point; thence North
400.0 feet to a point; thence S60d00E, 900.0 feet to a point; thence South, 200.0 feet to a point; thence S58d43W, 800.0 feet to a point in the South line of said Section 26; thence West along the South line of said Section a distance of 3317.45 feet to the point of beginning.

The Southwest Quarter (SW4) of Section 27, Township 11 North,
Range 29 East, Gila and Salt River Base and Meridian, Apache
County, Arizona.

The South Half (S2) of Section 28, Township 11 North, Range 29
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

The South Half (S2) and the Southwest Quarter of the Northwest
Quarter (SW4NW4) of Section 29, Township 11 North, Range 29 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

The Southeast Quarter of the Southwest Quarter (SE4SW4) and the South Half of the Northeast Quarter (S2NE4) and the Southeast Quarter (SE4) of Section 31, Township 11 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona.

All of Section 32, Township 11 North, Range 29 East, Gila and
Salt River Base and Meridian, Apache County, Arizona.

All of Section 33, Township 11 North, Range 29 East, Gila and
Salt River Base and Meridian, Apache County, Arizona.

The Northwest Quarter (NW4) and the South Half (S2) of Section
34, Township 11 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona.

Section 35, Township 11 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona, except: Beginning at the Northeast corner of said section, thence West along the North section line 1976.87 feet; thence South 1354.73 feet; thence South 26 East 1430 feet; thence East 1350 feet to a point on the East line of said section; thence North along said East line 2640 feet to the point of beginning.

The South Half (S2) of Section 36, Township 11 North, Range 29
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

Lots 3 and 4 and the South Half of the Northwest Quarter (S2NW4) and the Southwest Quarter (SW4) of Section 3, Township 10 North,
Range 29 East, Gila and Salt River Base and Meridian, Apache
County, Arizona.

Lots 1, 2, 3, 4 and the South Half of the North Half (S2N2) and the South Half (S2) of Section 4, Township 10 North, Range 29
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

Lots 1, 2, 3, 4 and the South Half of the North Half (S2N2) and the East Half of the Southwest Quarter (E2SW4) and the Southeast Quarter (SE4) of Section 5, Township 10 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona.

Lot 1 of Section 6, Township 10 North, Range 29 East, Gila and
Salt River Base and Meridian, Apache County, Arizona.

The East Half (E2) and the Northwest Quarter (NW4) and the East
Half of the Southwest Quarter (E2SW4) of Section 9, Township 10
North, Range 29 East, Gila and Salt River Base and Meridian,
Apache County, Arizona.

All of Section 10, Township 10 North, Range 29 East, Gila and
Salt River Base and Meridian, Apache County, Arizona.

The South Half (S2) of Section 11, Township 10 North, Range 29
East, Gila and Salt River Base and Meridian, Apache County,
Arizona.

The Southwest Quarter (SW4) and the North Half of the Southeast
Quarter (N2SE4) of Section 12, Township 20 North, Range 29 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

The Northeast Quarter (NE4) and the North Half of the Northwest
Quarter (N2NW4) and the Southeast Quarter of the Northwest
Quarter (SE4NW4) of Section 14, Township 10 North, Range 29 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

The Southwest Quarter of the Northwest Quarter (SW4NW4) and the North Half of the Northeast Quarter (N2NE4) and the Southeast Quarter of the Northeast Quarter (SE4NE4) of Section 15, Township 10 North, Range 29 East, Gila and Salt River Base and Meridian, Apache County, Arizona.

The East Half of the Northwest Quarter (E2NW4) and the Northeast
Quarter (NE4) of Section 16, Township 10 North, Range 29 East,
Gila and Salt River Base and Meridian, Apache County, Arizona.

A strip of land 170 feet in width being 85 feet on either side of the following described centerline in Lot 22 in Section 14, Township 14 South, Range 13 East, Gila and Salt River Base and
Meridian, Pima County, Arizona.

COMMENCING at a point in the Congress Street Monument Line, as said line has been established by the City of Tucson Engineering Department, which point is North 83 degrees 52 minutes 05 seconds East, along said Monument Line, a distance of 272.41 feet from the Survey Monument at the intersection of Congress Street and Conita Street;

THENCE South 8 degrees 53 minutes 40 seconds East, a distance of
622.53 feet to a point;

THENCE South 4 degrees 31 minutes 12 seconds West, a distance of 1446.13 feet to a point;

THENCE South 19 degrees 48 minutes 42 seconds West, a distance of 150 feet to the TRUE POINT OF BEGINNING;

THENCE North 89 degrees 59 minutes 30 seconds East, a distance of 300 feet, more or less, to the point of terminus on the Westerly property line of that portion of Lot 22 in Section 14, Township 14 South, Range 13 East, Gila and Salt River Base and Meridian, Pima County, Arizona, that is particularly described in the Pima County Recorder's Office in Book 3606, page 342.

EXCEPT that portion lying within that certain parcel described as Parcel No. 3 in Book 289 of Dockets at pages 113-118 in the Pima
County Recorders Office.

Said parcel of land also being conveyed by that certain deed from George D. Calliehan to El Paso and Southwestern Railroad Company, a corporation dated November 13, 1913, recorded November 15, 1913 in Book 57 of Deeds of Real Estate in the office of the County Recorder of Pima County, Arizona at pages 170-171.

All that portion of the Southwest quarter of the Southeast quarter of Section 14, Township 15 South of Range 13 East, Gila and Salt River Base and Meridian, Pima County, Arizona, being more particularly described as follows:

BEGINNING at the Southwest corner of the Southwest quarter of the Southeast quarter of said Section 14;

THENCE run North 00 degrees 51 minutes East, a distance of 764 feet, more or less, to the Northeast corner of that certain parcel of land described as Parcel 2 in Judgment on Declaration of Taking recorded in the office of the County Recorder of Pima County, Arizona, in Docket 273 at page 302;

THENCE run South 28 degrees 45 minutes East, a distance of 869 feet, more or less, along the Northeasterly line of the aforesaid
Parcel 2 to its intersection with the South line of said Section
14;

THENCE run South 89 degrees 38 minutes West along the South line of said Section 14 to the point of beginning;

EXCEPTING therefrom all that portion thereof lying within the boundaries of Los Reales Road as shown in the office of the County Recorder of Pima County, Arizona, in Book 7 of Road Maps,
Page 19.

Lots 11 and 12 of Lakeside Business Park, a subdivision of Pima
County, Arizona, according to the map or plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 35 of Maps and Plats at page 50 thereof.